Exhibit 10.6

Form of Ensco plc 2012 Long-Term Incentive Plan
Non-Employee Director
Terms and Conditions Acceptance Agreement
You have been granted the following award of restricted Class A ordinary shares, nominal value US$0.10 per share, in Ensco plc (the “Company”) in the form of units (“Restricted Share Units”) pursuant to the Ensco plc 2012 Long-Term Incentive Plan and Annex 1 thereto (the “Plan”):
Name of Participant:                    [insert name]
Total Number of Units Granted:            [insert # of units]
Type of Grant:                        Restricted Share Units
Date of Grant:                        [insert date]
Vesting Commencement Date:            [insert date]
Vesting Schedule:                    33 1/3% per year for 3 years
The terms of the grant referenced herein are subject to the provisions of the Plan and the Non-Employee Director Restricted Share Unit Award Agreement Terms and Conditions. The Non-Employee Director Restricted Share Unit Award Agreement Terms and Conditions is provided herewith. The Plan and Plan prospectus are available to you through the Corporate Compensation Department in Houston and may be accessed on the Merrill Lynch Benefits OnLine® website.
The income resulting from the Restricted Share Unit Award, the vesting of the Restricted Share Units, the issuance of Shares (or payment of the cash equivalent) with respect to Vested Share Units, and the payment of an amount equal to any dividend or other distribution on the Company’s Shares is subject to the Plan’s withholding provisions which may require your cooperation in arranging for satisfaction of required withholding.
You must continue as a Non-Employee Director of the Company in order to become vested in the Restricted Share Units subject to this grant and to become entitled to any payment under the Restricted Share Unit Award. The Restricted Share Units subject to this grant that have not become vested under the three-year Vesting Schedule will be forfeited if you cease to be a Non-Employee Director of the Company prior to the third anniversary of the Date of Grant. The forfeiture restrictions applicable to the Restricted Share Units subject to this grant are subject to automatic waiver and earlier vesting under specified circumstances. Furthermore, the value of the benefits and payments received within one year before or after the termination of your service as a Non-Employee Director of the Company are subject to the “Return of Proceeds” provisions which apply to these grants in the event you engage in competitive activity within the one-year period following your termination, as further described in Section 11 of the Non-Employee Restricted Share Unit Award Agreement Terms and Conditions.
By signing this Acceptance Agreement, you agree to accept the above grant under and pursuant to the provisions of the Plan as well as the Non-Employee Restricted Share Unit Award Agreement Terms and Conditions. Your signature also serves to acknowledge receipt of the Ensco plc 2012 Long-Term Incentive Plan Prospectus and the Non-Employee Restricted Share Unit Award Agreement Terms and Conditions.

Please return this original signed document to the Corporate Compensation Department in Houston in the enclosed envelope no later than [insert date].

ACCEPTED AND AGREED

________________________________
[insert name], Participant

__________________[insert year]

ENSCO plc
2012 LONG-TERM INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR
RESTRICTED SHARE UNIT AWARD AGREEMENT
TERMS AND CONDITIONS
The Board of Directors (the “Board”) of Ensco plc, a public limited company incorporated under the laws of England and Wales (the “Company”), has adopted the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”), and has adopted Annex 1 to the Plan, both as have been or may be amended from time to time. (In this document, references to the Plan shall be taken to include Annex 1 to the Plan.) In furtherance of the purposes of the Plan and pursuant thereto, a Restricted Share Unit Award has been granted under Annex 1 to the Plan to the Participant as specifically described in the Terms and Conditions Acceptance Agreement (the “Acceptance Agreement”) which must be executed by the Participant by the date specified in the Acceptance Agreement to reflect his or her acceptance of the following Terms and Conditions:
1.Award of Restricted Share Units. The Company hereby grants to the Participant, subject to the terms, conditions and restrictions set forth in the Plan and those specified herein, the number of Restricted Share Units specified in the Acceptance Agreement (the “Award”) with one unit representing one Share (or a Fair Market Value equivalent payment in cash) to be issued out of the Company’s presently authorized but unissued Shares, which Shares shall be fully paid up, upon fulfillment of the terms, conditions and restrictions set forth in the Plan and those specified herein.
The Acceptance Agreement and the terms, conditions and restrictions set forth herein shall collectively constitute the Award Agreement (the “Agreement”) for this Award of Restricted Share Units.
2.    Restrictions; Restriction Period; Vesting. The Restricted Share Units awarded hereunder and the Shares (or the cash equivalent) subject to this Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner during the Restriction Period, which begins on the Date of Grant and ends with respect to a portion of the Restricted Share Units on the vesting dates specified in this Section 2, other than by the executor or administrator of the Participant’s estate in the event of the Participant’s death. The Restricted Share Units awarded hereunder and the Shares (or the cash equivalent) subject to this Award shall not be assignable by operation of law or subject to execution, attachment or similar process. Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Restricted Share Units or the Shares (or the cash equivalent) subject to this Award contrary to the provisions of this Agreement or the Plan and the levy of any execution, attachment or similar process upon the Restricted Share Units or Shares (or cash equivalent) shall be null and void and without force or effect. No transfer of the Restricted Share Units or the Shares (or the cash equivalent) subject to this Award by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. The transfer to the executor or administrator of the Participant’s estate shall be binding upon the executors, administrators, heirs and successors of the Participant.

These restrictions shall be released, and all right, title and interest to the Shares (or the cash equivalent) subject to this Award shall vest in the Participant, at the rate of thirty-three and one-third percent (33-1/3%) of the original number of Restricted Share Units (subject to adjustment pursuant to Section 11(a) of the Plan) per year on the successive anniversaries of the Date of Grant (each, a “Vesting Date”) and shall be fully vested on the third anniversary of the Date of Grant. The vesting and the waiver of the restrictions on the Restricted Share Units shall be subject to acceleration on the terms and conditions stated in the Plan and in Section 5 hereof. Restricted Share Units shall become “Vested Share Units” upon release of the restrictions on the Vesting Date with respect to such Share Units.
3.    Issuance of Shares; Payment under this Award. Subject to prior compliance with Section 10 and Section 12 below, once the Restricted Share Units granted hereby become Vested Share Units, whether pursuant to Section 2 or Sections 5(b) or (c) hereof, upon payment of the nominal value of the Shares to be issued upon vesting, the Plan Administrator shall arrange for the transfer to the Participant of a corresponding number of Shares equal to the number of those Vested Share Units. Alternatively, the Plan Administrator may determine to make a single lump sum payment in cash to the Participant with respect to all or any portion of those Vested Share Units, in lieu of arranging for the transfer to the Participant of the total number of Shares pursuant to the preceding sentence of this Section 3, of an amount equal to the aggregate Fair Market Value (within the meaning of Section 2 of the Plan) of the total number of Shares that would otherwise have been transferred determined as of the date of such cash payment to the Participant. The transfer of the total number of Shares and/or the payment of the lump sum cash amount in lieu of the transfer of all or a portion of those Shares with respect to Vested Share Units shall be made to the Participant within sixty (60) days (with the exact payment date determined by the Company in its sole discretion) of the earlier of: (i) the Vesting Date under Section 2 hereof, or (ii) the date the Participant’s Services terminate during the Restriction Period for a reason provided in Section 5(b) or (c) hereof, in order to ensure that this Award and the Plan complies with the payment requirements of Section 409A(a)(2)(A) of the Code and Treas. Reg. §§1.409A-3(a)(1), (a)(4), (b) and (i).
4.    Rights with Respect to Restricted Share Units. In the case of a dividend or other distribution on the Shares during the Restriction Period, the Participant shall be paid or issued - with respect to the number of Shares subject to this Award – an equivalent amount at the same time as such dividends or other distributions are paid or issued on Shares, and in no event more than sixty (60) days after that payment or issuance date, and always in the same calendar year that the dividends or other distributions are paid or issued on Shares, in order to ensure that this Award and the Plan complies with Treas. Reg. §1.409A-3(e) and the specified time of payment requirement of Section 409A(a)(2)(A)(iv) of the Code and Treas. Reg. §§1.409A-3(a)(4) and (d). Any equivalent amount paid or issued to the Participant at the same time as dividends or other distributions are paid or issued on Shares shall be provided to compensate the Participant for the fact that actual dividends or other distributions are not paid or issued with respect to the Shares subject to this Award until the applicable Vesting Date; accordingly, such amount shall be considered earnings from the Participant’s directorship and shall not constitute actual dividends or other distributions. All rights with respect to, or in connection with, the Restricted Share Units shall be exercisable during the Participant’s lifetime only by the Participant.
5.    Participant’s Directorship.

(a)    In consideration of the grant of this Award and pursuant to Section 7 of Annex 1 to the Plan, the Participant covenants with the Company that he or she shall remain a Non-Employee Director for at least six (6) months from the Date of Grant.
(b)    If the Participant ceases to perform Services as a Non-Employee Director of the Company as a result of his or her retirement, with the consent of the Board, during the Restriction Period, all of the restrictions remaining on the Restricted Share Units shall be automatically waived on such Participant’s actual retirement date and all of such Restricted Share Units shall become Vested Share Units and Shares shall be issued (or the cash equivalent shall be paid) as set forth in Section 3 above.
(c)    If the Participant is unable to continue to perform Services as a Non-Employee Director of the Company by reason of his or her death or Permanent and Total Disability during the Restriction Period, all of the restrictions remaining on all of the Restricted Share Units shall be automatically waived on the date of such Participant’s death or Participant’s termination date due to Permanent and Total Disability and all of the Restricted Share Units with respect to which such restrictions are hereby waived shall become Vested Share Units and Shares shall be issued (or the cash equivalent shall be paid) as set forth in Section 3 above. If a Participant’s directorship is terminated during the Restriction Period because of his or her death, any earlier payment provided by the Company in settlement of this Award shall be made to the executor or administrator of the Participant’s estate.
(d)    If the Participant ceases to perform Services as a Non-Employee Director of the Company for any reason other than retirement with the consent of the Board, Permanent and Total Disability, or death during the Restriction Period, all remaining Restricted Share Units that are still subject to restrictions on the date his or her Services as a Non-Employee Director of the Company cease shall be forfeited automatically, unless, in the event of an involuntary termination of the Participant’s Services as a Non-Employee Director by the Board without Cause (as defined below), this forfeiture provision is waived. In the case of such waiver, all of the Restricted Share Units with respect to which such restrictions are hereby waived shall become Vested Share Units and Shares shall be issued (or the cash equivalent shall be paid) as set forth in Section 3 above.
For purposes of this Agreement, "Cause" is defined as and limited to (i) gross misconduct or gross neglect by the Participant in the discharge of his or her duties as a Non-Employee Director of the Company, (ii) the breach by the Participant of any policy or written agreement with the Company or any of its Subsidiaries, including, without limitation, the Company’s Code of Business Conduct Policy and any employment or non-disclosure agreement, (iii) proven dishonesty in the performance of the Participant’s duties, (iv) the Participant’s conviction or a plea of guilty or nolo contendere to a felony or crime of moral turpitude, or (v) the Participant’s alcohol or drug abuse; provided, however, the Participant shall not be deemed to have been dismissed for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the Board at a meeting of the Board duly called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his or her counsel, to be heard before the Board), finding that in the good-faith, reasonable opinion of the Board, the Participant was guilty of the conduct set forth in this sentence and specifying the particulars in detail.
6.    Effect of Company Blackout Periods. The Company has established the Ensco Securities Trading Policy and Procedure (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, directors, officers and managers (as defined in the Policy) of the Company are prohibited from trading Company securities during certain “blackout periods” as described in the Policy. In respect to any Participant subject to the Policy, if the date on which any Restriction Period will lapse and as a result of which Restricted Share Units will become Vested Share Units falls within a blackout period imposed by the Policy, the date described in this sentence shall automatically be extended by this Section 6 to the second U.S. business day immediately following the last day of the applicable blackout period. The Board shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall any Restriction Period lapse during an imposed blackout period. If, however, the Policy is subsequently amended after the Date of Grant of this Award, the automatic extension of any date in accordance with the preceding sentences shall be rescinded or otherwise adjusted automatically in accordance with the Policy, as amended, and the Board shall interpret this Section 6 to ensure its compliance with the Policy, as amended.
7.    Directorship Relationship. For purposes of this Agreement, the Participant shall be considered to be a Non-Employee Director of the Company as long as the Participant continues performing Services as a Non-Employee Director and the relationship between the Participant and the Company is not the legal relationship of employer and employee within the meaning of Section 3401(c) of the Code or according to local law in any non-U.S. jurisdiction, as applicable. Any question as to whether and when there has been a termination of such continuous Services as a Non-Employee Director of the Company for purposes of this Agreement, and the cause of such termination for purposes of this Agreement, shall be determined by the Board, and its determination shall be final, conclusive and binding.
8.    No Directorship Rights. No provision of this Agreement or the Plan shall be construed to give the Participant any right to remain a Non-Employee Director of, or to continue to provide Services as a Non-Employee Director to, the Company or to affect the right of the Board to terminate the Participant’s Services at any time, with or without Cause (as defined in Section 5(d) hereof).
9.    Tax Consequences; No Advice Regarding Grant. The vesting of the Restricted Share Units, the issuance of Shares (or payment of the cash equivalent) with respect to Vested Share Units and the payment of an amount equal to any dividend or other distribution on the Company’s Shares as described in Section 4 will have tax consequences for a Participant who is subject to U.S. federal taxation under the Code. The Award, the vesting of the Restricted Share Units, the issuance of Shares (or payment of the cash equivalent) with respect to Vested Share Units and the payment of an amount equal to any dividend or other distribution on the Company’s Shares as described in Section 4 may also have tax consequences for Participants who are subject to taxation in other jurisdictions.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the Shares that may be issued under this Award.
THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISERS REGARDING HIS OR HER PARTICIPATION IN THE PLAN AND ANY TAX OR OTHER CONSEQUENCES ASSOCIATED WITH THIS AWARD.

10.    Tax Withholding. To the extent that the Participant is subject to withholding of federal, state, or local income taxes and/or other taxes or social insurance contributions in connection with this Award (the “Tax-Related Items”), the Participant shall, at such time as the value of any Shares or other amounts received pursuant to this Award first becomes includable in the gross income of the Participant for such Tax-Related Items or the time that a withholding obligation arises for the Company with respect to this Award, as applicable, pay to the Company or its designee, or make arrangements satisfactory to the Board or its designee regarding payment of, any and all such Tax-Related Items required to be withheld with respect to such income.
Regardless of any action the Company takes with respect to the Tax-Related Items, the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company (if any). The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including, but not limited to, the grant or vesting of the Restricted Share Units, the receipt of an amount equal to any dividend or other distribution on the Shares during the Restriction Period, the issuance of Shares (or payment of the cash equivalent) with respect to Vested Share Units, the receipt of any dividends or other distribution on Shares issued pursuant to this Award and the subsequent sale of any Shares acquired pursuant to this Award; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
Subject in each case to approval by the Board, or, if applicable, its designee, the Committee, and Section 6 hereof as well as compliance with all applicable law, the Participant may elect to have any withholding obligation of the Company satisfied, in whole or in part, by (i) authorizing the Company or its designee to withhold from the Shares to be issued pursuant to this Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the statutory prescribed amount of the withholding due or other applicable withholding amount; (ii) selling or transferring to the Ensco plc Employee Benefit Trust (the “Trust”) or other designee of the Company a number of Shares that would otherwise be issued pursuant to this Award, such number of Shares having an aggregate Fair Market Value (as of the date the Shares are sold or transferred) equal to the statutory prescribed amount of the withholding due or other applicable withholding amount as determined by the Company; (iii) authorizing the Company’s designee to sell a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the statutory prescribed amount of the withholding due or other applicable withholding amount as determined by the Company; (iv) paying to the Company the amount of Tax-Related Items in cash, check or other cash equivalent; and/or (v) having the Company withhold from any amount payable under this Award or from any cash compensation payable to the Participant. If the withholding obligation is satisfied by withholding a number of Shares as described in (i) above, solely for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the Vested Share Units, notwithstanding that a number of the Shares are withheld in order for the Company to meet its withholding obligation in connection with the Tax-Related Items. In the absence of any election by the Participant, any withholding obligation for Tax-Related Items shall be satisfied pursuant to clause (i) of the first sentence of this paragraph.

The Company may refuse to issue Shares (or pay any cash equivalent) upon vesting of the Restricted Share Units or make any payment pursuant to Section 4 above if the Participant fails to comply with the obligations in connection with Tax-Related Items.
11.    Return of Proceeds. If (i) the Participant engages in an activity that competes with the business of the Company or any of its Subsidiaries within one (1) year after (A) the Participant voluntarily resigned or retired from his or her position as a Non-Employee Director of the Company, or (B) his or her status as a Non-Employee Director was terminated by the Board for Cause (as defined in Section 5(d) hereof) (either event constituting a “Termination” for purposes of this Section 11), and (ii) Restricted Share Units held by the Participant had vested and become payable within one (1) year of the date of Termination; then the Participant shall remit to the Company, or its designee, within five (5) business days of receipt of written demand therefor, an amount in good funds equal to the sum of (i) the Fair Market Value of the Shares issued in settlement of this Award, if any, computed as of the date of issuance of such Shares, or (ii) the lump sum cash payment, if any, received by the Participant pursuant to this Award.
12.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of Vested Share Units prior to (i) the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or (ii) obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent that the Company deems it to be necessary or advisable to comply with securities or other laws applicable to issuance of Shares pursuant to this Agreement.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that Data will be transferred to Merrill Lynch and Computershare or such other stock plan service providers as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan. In addition, Data may be transferred to the trustee of the Trust established in connection with the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Corporate Compensation Department in Houston. The Participant authorizes the Company, Merrill Lynch, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by notifying the Corporate Compensation Department in Houston in writing. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her status as a Non-Employee Director will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Restricted Share Units or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Company’s Compensation Department in Houston.
14.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.    Notices. Notices delivered under this Agreement shall be delivered to the Company at its principal office (Attention: Secretary), and to the Participant at such address as the Participant shall designate in writing to the Company.
16.    Binding Effect and Interpretation. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Board shall have the authority to construe the terms of this Agreement, and such determinations shall be final and binding on the Participant and the Company. The Participant may obtain a copy of the Plan on the Merrill Lynch Benefits OnLine® website or by contacting the Corporate Compensation Department in Houston.
17.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18.    Governing Law. This Agreement and all actions hereunder shall be governed by and construed in accordance with the laws of England and Wales, without regard to conflict of laws principles thereof.
19.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with the laws of the country where the Participant resides or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.    Section 409A. The Plan and this Agreement and the benefits provided hereunder are intended to comply with Section 409A of the Code and the guidance and Treasury regulations issued thereunder, to the extent applicable thereto. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Plan and this Agreement shall be interpreted and construed consistent with this intent. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Plan Administrator intend to administer the Plan and this Agreement so that they will comply with the requirements of Section 409A of the Code, to the extent applicable, neither the Company nor the Plan Administrator represents or warrants that the Plan or this Agreement will comply with Section 409A of the Code or any other provision of federal, state, local or foreign law. Neither the Company or any of its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Subsidiaries shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A of the Code. For purposes of applying the provisions of Section 409A of the Code, each separately identified amount to which a Participant is entitled shall be treated as a separate payment.